Exhibit 99.2

Unaudited Pro Forma Combined Financial Data

On July 18, 2012, Nexstar Broadcasting, Inc. (“Nexstar”), a wholly-owned, indirect subsidiary of Nexstar Broadcasting Group, Inc., and Mission Broadcasting, Inc. (“Mission”) (collectively, the “Company”) entered into asset purchase agreements with Newport Television LLC and Newport Television License LLC (collectively, “Newport ”) to acquire twelve television stations and associated digital sub-channels in eight markets and Newport’s Inergize Digital Media operations (the “Newport Assets”) for total consideration of $285.5 million in cash (the “Acquisition”). Nexstar will acquire ten stations in Salt Lake City, Utah, Memphis, Tennessee, Syracause, New York, Binghamton, New York, Elmira, New York, Watertown, New York and Jackson, Tennessee as well as Newport’s Inergize Digital Media operations and Mission will acquire two stations in Little Rock, Arkansas.

In connection with the Acquisition, Nexstar and Mission have secured commitments for $445.0 million in new senior secured credit facilities comprised of $350.0 million in term loans due 2019 and $95.0 million in revolving credit due December 2017 (the “New Senior Secured Credit Facilities”). The Company will use the proceeds of these loans to finance the Acquisition, as well as for retirement of debt outstanding under the Company’s existing senior secured credit facilities (the “Existing Senior Secured Credit Facilities”).

On November 9, 2012, Nexstar sold $250.0 million of 6.875% Senior Notes due 2020 (the “2020 Notes”). The proceeds of the 2020 Notes will be used to retire the 7% Senior Subordinated Notes due 2014 (the “2014 Notes”) and 7% Senior Subordinated PIK Notes due 2014 (the “2014 PIK Notes”), repay a portion of the amounts outstanding under Nexstar’s Existing Senior Secured Credit Facility and pay related fees and expenses. The 2020 Notes will be senior unsecured obligations of Nexstar and will be guaranteed by Mission.

On October 24, 2012, Nexstar commenced a tender offer to retire the 2014 Notes and the 2014 PIK Notes for $1,003 per each $1,000 of outstanding principal, plus any accrued and unpaid interest. The tender offer will expire on November 21, 2012, unless extended or earlier terminated by Nexstar in its sole discretion.

The Acquisition, issuance of the New Senior Secured Credit Facilities, issuance of the 2020 Notes, and the retirement of the 2014 Notes, the 2014 PIK Notes and the Existing Senior Secured Credit Facilities are collectively known as the “Transactions.”

The unaudited pro forma combined statements of operations and other financial data give effect to the Transactions as if they had occurred on January 1, 2011. The unaudited pro forma combined balance sheet data gives effect to the Transactions as if they had occurred on September 30, 2012. The unaudited pro forma combined financial data should be read in conjunction with the audited financial statements filed in the Annual Report on Form 10-K on March 15, 2012 and the unaudited financial statements filed in the Quarterly Report on Form 10-Q on November 8, 2012 by the Company and the audited and unaudited financial statements of the Newport Assets filed with the Securities and Exchange Commission. The unaudited pro forma combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands)

	Historical		Pro Forma Adjustments
	Nexstar	Newport Assets	Financing Arrangements		Acquisition of Newport Assets		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$12,236	—	289,042	(i) (j) (l)	(258,589	) (a) (h)	42,689
Accounts receivable, net	67,446	15,002	—		(15,002	) (b)	67,446
Current portion of broadcast rights	19,169	4,776	—		—		23,945
Prepaid expenses and other current assets	2,412	524	—		—		2,936

Total current assets	101,263	20,302	289,042		(273,591)		137,016
Property and equipment, net	139,742	43,628	—		8,931	(c)	192,301
Broadcast rights	16,381	1,628	—		—		18,009
Goodwill	112,575	18,421	—		104,835	(d)	235,831
FCC licenses	119,569	73,966	—		(328)	(e) (f)	193,207
FCC licenses of Mission	21,939	—	—		12,446	(f)	34,385
Other intangible assets, net	64,924	2,210	—		22,779	(g)	89,913
Other noncurrent assets, net	34,966	1,197	10,082	(j)	(28,554)	(a)	17,691

Total assets	$611,359	161,352	299,124		(153,482)		918,353

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of debt	$1,500	—	1,125	(k)	—		2,625
Current portion of broadcast rights payable	16,338	6,981	—		—		23,319
Accounts payable	8,948	1,256	—		(1,256	) (b)	8,948
Accrued expenses	13,512	2,263	—		(2,263	) (b)	13,512
Taxes payable	295	—	—		—		295
Interest payable	14,982	—	(1,763	) (l)	—		13,219
Deferred revenue	3,539	—	—		—		3,539
Other liabilities of Mission	5,914	—	—		—		5,914
Other liabilities	1,130	13	—		—		1,143

Total current liabilities	66,158	10,513	(638)		(3,519)		72,514
Debt	613,748	—	302,743	(i)	—		916,491
Broadcast rights payable	12,984	2,476	—		—		15,460
Deferred tax liabilities	43,666	—	—		—		43,666
Deferred revenue	136	—	—		—		136
Deferred gain on sale of assets	1,821	—	—		—		1,821
Deferred representation fee incentive	3,781	—	—		—		3,781
Other liabilities of Mission	21,410	—	—		—		21,410
Other liabilities	7,932	7	—		—		7,939

Total liabilities	771,636	12,996	302,105		(3,519)		1,083,218

Commitments and contingencies
Stockholders’ deficit:
Preferred stock	—	—	—		—		—
Common stock	290	—	—		—		290
Owners’ equity	—	148,356	—		(148,356	) (b)	—
Additional paid-in capital	408,384	—	—		—		408,384
Accumulated deficit	(568,951)	—	(2,981	) (m)	(1,607	) (h)	(573,539)

Total stockholders’ deficit	(160,277)	148,356	(2,981)		(149,963)		(164,865)

Total liabilities and stockholders’ equity (deficit)	$611,359	161,352	299,124		(153,482)		918,353

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands, except per share amounts)

	Historical
	Nexstar	Newport Assets	Reclassifications		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$262,458	$75,929	$—		$—		$338,387
Operating expenses (income):
Direct operating expenses, excluding depreciation and amortization	65,930	23,979	(5,385	) (s)	—		84,524

Selling, general, and administrative expenses, excluding depreciation and amortization	81,771	27,863	—		(943	) (n)	108,691
Amortization of broadcast rights	16,303	—	5,385	(s)	—		21,688
Depreciation and amortization	33,954	5,576	—		1,271	(o)	40,801
(Gain) loss on asset disposal, net	(25)	529	—		—		504

Total operating expenses	197,933	57,947	—		328		256,208

Income from operations	64,525	17,982	—		(328)		82,179
Interest expense, net	(37,921)	—	—		(11,891	) (p)	(49,812)
Loss on extinguishment of debt	(497)	—	—		497	(q)	—
Equity in losses of nonconsolidated affiliates	—	(304)	—		—		(304)

Income before income taxes	26,107	17,678	—		(11,722)		32,063
Income tax expense	(4,712)	(222)	—		(3,880	) (r)	(8,814)

Net income	$21,395	$17,456	$—		$(15,602)		$23,249

Net income per common share:
Basic	$0.74						$0.80
Diluted	$0.70						$0.76
Weighted average number of common shares outstanding:
Basic	28,881						28,881
Diluted	30,561						30,561

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

	Historical
	Nexstar	Newport Assets	Reclassifications		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$306,491	$96,915	$—		$—		$403,406
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	81,657	33,149	(9,129)	(s)	—		105,677
Selling, general, and administrative expenses, excluding depreciation and amortization	105,167	35,324	—		—		140,491
Amortization of broadcast rights	23,389	—	9,129	(s)	—		32,518
Depreciation and amortization	47,824	7,261	—		1,971	(o)	57,056
Loss on asset disposal, net	461	893	—		—		1,354

Total operating expenses	258,498	76,627	—		1,971		337,096

Income from operations	47,993	20,288	—		(1,971)		66,310
Interest expense, net	(53,004)	—	—		(15,187)	(p)	(68,191)
Loss on extinguishment of debt	(1,155)	—	—		458	(q)	(697)
Equity in losses of nonconsolidated affiliates	—	(410)	—		—		(410)

(Loss) income before income taxes	(6,166)	19,878	—		(16,700)		(2,988)
Income tax expense	(5,725)	(295)	—		(5,174)	(r)	(11,194)

Net (loss) income	$(11,891)	$19,583	$—		$(21,874)		$(14,182)

Net loss per common share:
Basic and diluted	$(0.42)						$(0.50)

Weighted average number of common shares outstanding:
Basic and diluted	28,626						28,626

See the accompanying notes to the unaudited pro forma combined financial data.

Notes to Unaudited Pro Forma Combined Financial Data

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements and explanatory notes give effect to the retirement of the 2014 Notes and the 2014 PIK Notes, the refinance of Nexstar’s and Mission’s Existing Senior Secured Credit Facilities, the acquisition of the Newport Assets by Nexstar and Mission, for which Nexstar will provide certain services under local service agreements with Mission, and the issuance of the 2020 Notes. As discussed in the Company’s consolidated financial statements contained in previously filed Forms 10-Q and 10-K, Mission is included in such financial statements because Nexstar is deemed under U.S. GAAP to have a controlling financial interest in Mission as a variable interest entity for financial reporting purposes. The unaudited pro forma combined balance sheet is presented as if the Transactions had occurred as of September 30, 2012. The unaudited pro forma combined statements of operations are presented as if the Transactions had occurred on January 1, 2011.

The Acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on the notes offered hereby and the term loans under our senior secured credit facility, the valuation of goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs to be incurred related to the Transactions and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and the Newport Assets after giving effect to the Transactions, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2011. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes of the Company and the Newport Assets.

Note 2—Purchase Price Allocation

The following table summarizes, as of September 30, 2012, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the acquisitions, after giving effect to the Transactions (in thousands):

Broadcast rights	$6,404
Property and equipment	52,559
FCC licenses	86,084
Other intangible assets	24,989
Other assets	1,721
Goodwill	123,256
Broadcast rights payable	(9,457)
Other liabilities	(20)

Net assets acquired	$285,536

The amount allocated to definite-lived intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

Goodwill of $123.3 million is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs. We anticipate that the goodwill and FCC licenses will be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined financial statements reflecting the Transactions include adjustments attributed to the repayment of the 2014 Notes of $3.9 million and the 2014 PIK Notes of $112.6 million, the refinancing of the Existing Senior Secured Credit Facilities, the Acquisition, the issuance of the 2020 Notes, the entry into the New Senior Secured Credit Facilities and related fees and expenses. The expected borrowings to finance the acquisitions and repayment of existing loans include the net proceeds of the 2020 Notes and $350.0 million of term loans under the New Senior Secured Credit Facilities. The unaudited pro forma combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of the Newport Assets. The Acquisition includes programming assets and obligations, FCC broadcast licenses, and property, plant, and equipment. The Acquisition excludes cash and cash equivalents, working capital items such as accounts receivable, accounts payable and accrued liabilities, assets and obligations related to the Newport Assets’ corporate operations and overhead, and obligations under the Newport Assets’ outstanding debt. Accordingly, the unaudited pro forma combined financial statements include adjustments to reverse the assets and liabilities of the Newport Assets that are not being acquired by us or Mission pursuant to the asset purchase agreements.

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities. The unaudited pro forma combined statements of operations do not include any adjustments to eliminate operating expenses associated with the Newport Assets’ corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Transactions as of September 30, 2012 are as follows:

(a)	Represents the purchase price of $285.5 million, less escrow deposit payments of $28.6 million per the Asset Purchase Agreements, and an approximation of the acquisition related costs of $1.6 million.

(b)	Certain assets and liabilities of the Newport Assets were not acquired or assumed in the Asset Purchase Agreements.

(c)	Represents the estimated fair values of the acquired property and equipment, less the values previously recorded in the historical financial statements of the Newport Assets.

(d)	Represents the difference between the purchase price and the fair value of the acquired net assets, less the goodwill previously recorded in the historical financial statements of the Newport Assets.

(e)	Represents the estimated fair values of the acquired FCC licenses by Nexstar, less the values previously recorded in the historical financial statements of the Newport Assets.

(f)	Represents the estimated fair values of the FCC licenses acquired by Mission, less the values previously recorded in the historical financial statements of the Newport Assets. The historical values of the Newport Assets were all recorded in the line discussed in note (e) above.

(g)	Represents the estimated fair values primarily of the network affiliation agreements of the acquired stations, less the values previously recorded in the historical financial statements of the Newport Assets.

(h)	Represents the estimated acquisition costs that have not yet been paid, primarily relating to legal and other professional fees.

(i)	Represents the proceeds of 2020 Notes and $350 million term loans, less the repayment of the principal outstanding under the 2014 Notes, the 2014 PIK Notes and the Existing Senior Secured Credit Facilities.

(j)	Represents the deferral of the costs incurred related to the financing of $12.3 million, primarily for lender fees and legal and professional fees, less the write-off of the balance of the deferred costs related to the Existing Senior Secured Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

(k)	Represents the incremental current liability related to the Term Loans.

(l)	Represents the payment of outstanding interest due on the Existing Senior Secured Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

(m)	Represents the write-off of the deferred financing costs and remaining discounts related to the Existing Senior Secured Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The pro forma adjustments in the unaudited pro forma combined statement of operations related to the Transactions, including the related acquisition financing as of January 1, 2011 are as follows:

(n)	Represents acquisition related costs attributable to the Transactions recognized by Nexstar in the nine months ended September 30, 2012.

(o)	Represents the amortization for the nine months ended September 30, 2012 and the year ended December 31, 2011 of acquired intangible assets of $1.3 million and $1.8 million, respectively, and depreciation of property and equipment acquired of $0.3 million and $0.4 million, respectively, less the depreciation and amortization previously recognized in the historical financial statements of the Newport Assets.

(p)	Represents the additional interest expense from the new financing agreements and amortization of new deferred financing costs and discounts less interest, deferred financing costs and discounts on the 2014 Notes, 2014 PIK Notes and the Existing Senior Secured Credit Facilities. The impact of a 1/8% increase or decrease in LIBOR would not result in any change in the annual interest expense presented.

(q)	Represents loss on extinguishment recognized by Nexstar related to the 2014 Notes and 2014 PIK Notes due to various redemptions and repurchases during the periods presented.

(r)	Represents the tax impact of the taxable amortization of goodwill and FCC licenses, less the income taxes recognized in the historical financial statements of the Newport Assets. Nexstar’s provision for income taxes is primarily comprised of deferred income taxes resulting from the amortization of goodwill and FCC licenses for income tax purposes which are not amortized for financial reporting purposes. No benefit has been recognized for taxable losses as the utilization of such losses is not more likely than not to be realized in the foreseeable future.

(s)	The historical financial statements of the Newport Assets included the amortization of cash and barter broadcast rights in direct operating expense. These amounts were reclassified to conform to the presentation of the Company’s financial statements.